CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - CFO, Senior VP of Finance & Treasurer

CONFERENCE CALL PARTICIPANTS

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Jonathan Mueller Invesco Advisers, Inc. - Portfolio Manager

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Sturm, Ruger Second Quarter 2017 Earnings Conference Call. (Operator Instructions) As a reminder, today's program is being recorded.

I would now like to introduce your host for today's program, Chris Killoy, President and Chief Executive Officer. Please go ahead.

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you. Good morning, and welcome to the Sturm, Ruger & Company Second Quarter 2017 Conference Call. I would like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Then Tom Dineen, our Chief Financial Officer, will give an overview of the second quarter financial results, and then I will share my thoughts on the [strength in] market, discuss our operations and provide an update on our organization transition. And then we'll get to your questions.

Kevin, let's get started.

Kevin B. Reid - Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thanks, Chris. We just want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, but not limited to, the company's reports on Form 10-K for the year ended December 31, 2016, and Form 10-Q for the fiscal quarter ended July 1, 2017. Copies of these documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate or SEC website at www.sec.gov.

We reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2016, and of course, our Form 10-Q for the quarter ended July 1, 2017, which also are posted on our website. Furthermore, the company disclaims all responsibility to update forward-looking statements.

Chris?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Kevin. Now Tom will provide a financial summary of the second quarter.

Thomas A. Dineen - Sturm, Ruger & Company, Inc. - CFO, Senior VP of Finance & Treasurer

Thanks, Chris. For the second quarter of 2017, net sales are $131.9 million and diluted earnings were $0.57 per share. For the comparable prior year period, net sales are $167.9 million and diluted earnings were $1.22 per share. For the first half of 2017, net sales were $299.2 million and diluted earnings were $1.79 per share. For the corresponding period in 2016, net sales were $341.1 million and diluted earnings were $2.44 per share.

For the second quarter of 2017, our EBITDA was $25 million or 19% of sales compared to $45.1 million or 27% of sales in the second quarter of 2016.

At July 1, 2017, our cash and cash equivalents totaled $44 million. Our current ratio is 2.7:1, and we have no debt. At July 1, 2017, stockholders equity totaled $227.6 million, which equates to a book value of $12.89 per share.

In the first half of 2017, we generated $39.9 million of cash from operations. We reinvested $10.9 million of that back into the company in the form of capital expenditures. We estimate that capital expenditures in 2017 will be approximately $35 million. Our primary focus for investment will continue to be new product development.

In the first half of 2017, the company returned $69.8 million to its shareholders through the payment of $16.3 million of dividends and the repurchase of 1,074,000 shares of our common stock at an average price of $49.73 per share for a total of $53.5 million. Since November 2016, we have repurchased 1,358,000 shares or 7.2% of the outstanding shares.

Given our practice of paying 40% of our net income as dividends, the reduction in outstanding shares will not only benefit our earnings per share, it will also benefit our dividends per share. At July 1, 2017, $100 million remained authorized for future stock repurchases.

Our Board of Directors declared a $0.23 per share quarterly dividend for shareholders of record as of August 15, 2017, payable on August 31, 2017. As a reminder, our quarterly dividend is approximately 40% of net income and, therefore, varies quarter-to-quarter.

That's the financial update for the second quarter.

Chris?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. As the financial summary illustrated, the second quarter was a challenging one for us. Demand in the second quarter slowed considerably from the prior year.

The estimated unit sell-through of our products from the independent distributors to retailers decreased 13% in the first half of 2017 from the comparable prior year period. For the same period, the National Instant Criminal Background Check System background checks, or NICS, decreased 7%. We believe there are 3 primary reasons for the slowdown in estimated sell-through of our products from the independent distributors to retailers.

Number one. The industry experienced strong demand that lasted almost the entirety of 2016. The demand was likely bolstered by the political campaigns in advance of the November 2016 election and fell off sharply by mid-November. Remember, 2016 was the second-highest year for Ruger for both sales and earnings. This surge in demand likely pulled some 2017 sales back into 2016.

Number two. Many retailers reduced their purchases in the second quarter in an effort to manage their inventories and generate cash as they head into what was expected to be a very slow summer season. While this is a healthy behavior for the industry in the long term, and we believe that retailer inventories are in better shape now than they were early in the second quarter, it negatively impacted our second quarter results.

Number three. Retailers and consumers likely focused on the aggressive price discounting and lucrative consumer rebates offered by many of our competitors. While we offered more promotions that were moderately more aggressive than last year, we did not chase our competitors' offerings to achieve better short-term results. And unlike some of our competitors, we do not offer any extended payment terms to our customers, which likely would have increased our second quarter sales. Our payment terms remain 2% 30 days net 40 days. We will continue to take a measured and thoughtful approach to sales promotions and rebate opportunities, considering both the short-term benefits and potential long-term implications, both financial and reputational.

New products remain a key driver of our demand. New products represented $84.9 million or 29% of firearms sales in the first half of 2017. New product sales include only major new products that were introduced in the past 2 years. In 2017, new products include the Mark IV pistols, Precision Rifle and the LCP II pistol. During Q2, we launched the LCRx 8-shot .22 caliber revolver, the LCP II Viridian Laser, the Silent-SR 10/22 Takedown, the SP101 Match Champion and the SR1911 in 10 millimeter. We have some exciting projects underway that I hope to discuss with you later this year in addition to what we've recently launched.

We review the estimated sell-through from the independent distributors to retailers, as well as inventory levels at the independent distributors and in our warehouses, semimonthly so that we can plan production levels and manage inventory levels. These reviews resulted a decreased total unit production of 7% for the first half of 2017 from the first half of 2016. The reduced production levels allowed our finished goods inventory to increase only 10,000 units in the first half of 2017.

Distributor inventories of our products increased by 57,000 units during the same period. The current level of distributor inventories is not excessive or out of line. Remember, unlike most of our competitors, effectively all of our domestic firearms sales go through our network of 18 distributors. We'll continue to manage our production to moderate inventory growth during the second half of 2017.

In June, the company discovered that Mark IV pistols manufactured prior to June 1, 2017, have the potential to discharge unintentionally if the safety is not utilized correctly. Although only a small percentage of Mark IV pistols appear to be affected and we are not aware of any injuries, we recalled all Mark IV pistols and recorded a $2.5 million expense in the second quarter, which is the expected total cost of the recall. While we did resume production of Mark IV pistols with the enhanced parts in the latter part of June, our second quarter results were further impaired by the significant reduction of Mark IV production, which reduced sales by approximately $5 million.

We would like to thank everyone who has already signed up to have their pistol retrofitted, and we encourage all other Mark IV owners to visit the Mark IV recall website at ruger.com/markivrecall to look up the serial number of their Mark IV pistol and determine if it is subject to the recall, if it is, to sign up for the recall. We are able to retrofit approximately 1,000 pistols per day, and we are working through the backlog of folks that have already signed up. We thank our loyal customers for their continued loyalty to Ruger and for their patience.

As most of you know, I was appointed Chief Executive Officer on May 9 upon the retirement of Mike Fifer. I'd like to take this opportunity to thank Mike for his 10 years of dedicated service to Ruger and look forward to continuing to work with Mike in his new role as Vice Chairman of the Board of Directors. We've made a few organizational changes since May. We strengthened our senior management team by promoting 3 new vice presidents: Mickey Wilson, who was promoted to Vice President of Mayodan Operations; Sarah Colbert was promoted to Vice President of Administration; and Rob Werkmeister was promoted to Vice President of Marketing. All 3 of these folks have proved themselves to be tremendous assets and their contributions to Ruger success will only strengthen in their new roles.

We also promoted Tom Sullivan to Senior Vice President of Operations. In his new role, Tom will be responsible for all of the manufacturing, engineering and product development activities of the company. Before his promotion, Tom had been responsible for manufacturing and engineering at our New Hampshire and North Carolina divisions. I am confident that Tom's knowledge and passion for Lean principles and his natural leadership will help drive manufacturing efficiencies and enhance our product development processes throughout the company. Tom

Dineen was promoted to Senior Vice President of Finance. I look forward to continuing to work with Tom, who continues to serve as our Treasurer and Chief Financial Officer.

Operator, may we have the first question?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from the line of [Rommel Dionisio] from [Aegis].

Unidentified Analyst

Just want to get your comments, Chris, on the initial sale of the [integral sound] barrel and those new products on the sound suppressor side that you brought out, and then maybe also your thoughts on the potential for the impact of the Hearing Protection Act, if that will pass, and then how you're positioned to the potentially benefit from that pending legislation, should it pass?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, [Rommel]. The introduction of the 10/22 Integrally Suppressed Barrel at the NRA Show was very well received. We're very excited by the reception. Decent number of orders came in from our distributors. As you likely know, in the current environment, it's a long process to move that product form distributor to retail based on the federal forms with the silencers being part of the -- covered by the NFA, the National Firearms Act regulations. So with that, it's taken a while for those first product to ship out to distributors and then subsequently onto retailers. We got, like I said, great reaction to it, but it's a little early to tell. And I think right now, like the entire category of silencers is probably being hampered a little bit by the fact that many potential customers are sitting on the sidelines waiting to see if the Hearing Protection Act moves forward in Congress and is actually signed into law. If it is, it would be a significant boost not only to Ruger's efforts but obviously to the entire silencer market. But right now, we do note a lot of customers may be sitting on the fence that otherwise would have begun their paperwork and paid their $200 tax stamp. So right now, I'd say, it's too early to tell. But we're excited not only by this product, but we got some other ones in the pipeline as well that we think the silencer category, long term, is going to be a good move for us.

Unidentified Analyst

Chris, as a follow up to that, do you get the sense that the people sitting on the sidelines, that could also impact the firearms segment itself, really? Obviously, firearms that are compatible with sound suppressors. And could it potentially be temporarily depressing sales or is that not really that much of an issue currently?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

I don't think it's an issue. I mean, because, again, they can buy their firearm with threaded barrel in most states. There are a few states who restrict the sale of pistols and revolvers with threaded barrels. However, I'm not really hearing that or seeing that, at least anecdotally, that that's having any negative impact on that. I think people are acquiring the firearm as they normally would and then maybe sitting on the sidelines to decide whether they go forward with the current paperwork for the silencer product or wait for the Hearing Protection Act. We'd rather they get the process rolling now and jump into the market and enjoy some of the great products out there, particularly the -- like I said, the 10/22 Integrally Suppressed Barrel is very cool and I think will provide our customers a lot of fun at the range.

Operator

Our next question comes from the line of Brian Rafn from Morgan Dempsey Capital Management.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Let me just ask, how did the kind of the quarter play out maybe in demand, kind of shipments, that type of thing, in the second quarter, kind of timing-wise? Or was it just pretty soft the entire quarter?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I would say, Brian, as you know, we have the -- if you look at the historical trends of NICS checks throughout any given year, we have a pretty repeatable sine wave. And April started out stronger -- April and May, and then finishing up with June. The summer months are typically tough. And what we saw this year was a return to a much more seasonal pattern, where the summer months slowed down considerably from the spring. And no doubt about it, Q2 was a tough quarter. There was decreased overall market demand, plentiful inventories at all levels of distribution, some very aggressive promotions and consumer rebates, and we had a tough comparable quarter from last year. But our strategy, as I think you know, anticipates this type of downturn in the market, and it's a volatile inventory. It's not all gloom and doom. To their credit, retailers are healthier than they were a few months ago. Many had increased inventories in anticipation of a surge in demand following the elections last November. When that surge didn't materialize, it's understandable that they took a deep breath, let their inventories decrease and tried to improve their cash flow. And many retailers took advantage of the promotions that were offered recently and have a relatively lower cost at inventory compared to last year. But throughout that, we did generate $21 million in cash from operations during the quarter. So we certainly would have liked to have sold more guns, but we're not panicking. We're taking a long view in this market.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

No, it's awesome. Can you give me a sense, competitor-wise, maybe anecdotally, what you're seeing, discounts from MSRP or terms of credit, just kind of a range maybe?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

It's really when -- we just did a review of the rebates that are out there right now. There's a lot of consumer rebates that impact the sale price at the counter. Additionally, there are programs, frankly, like Ruger offers, where we incentivize the retailer to say buy 10 get 1 free, and those are fulfilled by our distributors, but they benefit the retailer and have the effect of netting down the retailers' acquisition cost as well as the selling price. And then the other thing we see is some, what I'll say is, probably bad behavior long term with some discounts being offered directly to wholesalers and some of the bigger retailers, where certain manufacturers are offering not only discounted pricing, but also extended payment terms. In some cases, going out 90 days or longer. We don't participate in that type of behavior. All of our payment terms remain 2% 30 net 40, and we're 99% current with all of our receivables. So that part of that discipline, as we navigate through this market, is something we're going to stick with. We're going go out there and try to do the best we can with great new products, exciting promotions, but we're not going to do things like go to 90- and 120-day receivables. That's not part of our game.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

No. I anticipated that. That's awesome. I think you listed in the K 140 guys in R&D and Mike talked about in the past the 5- or 6-man engineering team that you guys have, design teams. I'm looking at it because you've really driven your sales revenue growth on new product quality and, like you said, not on gimmicks in credit terms and that. When you go into a period, and we all know it's going to be a little software after the tremendous buildup over the Obama years, do you guys -- from a strategic standpoint, do you prioritize or allocate -- you've got all these engineers designing new products and that. Are there -- there are different products, like you come up with a Precision Rifle, which is a brand-new frame, a very wanted-type gun. It's very demanded -- versus something, maybe a new product, that might just be a caliber iteration. Is there a strategic control to all these engineering groups collectively? Or do they just kind of percolate and ferment on their own?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question, Brian. I mean, we have a pretty disciplined process to review new products, and we do that on a regular basis in a structured meeting, and we ground ourselves in gross margin dollars per day, which it something that works -- it's a measurement that our engineers can kind of get behind as they look at their costs coming through on a project. We work with the sales department to get a viable forecast, where that fits with the competition. And then say that if we hit those marks, what is the likely payoff in terms of gross margin dollars per day, annualize that number, and that's how we prioritize what we're working on. There are a lot of projects though that do come up from those teams, some of which can be quick hits and very good payoffs. So it's not always top-down structure. I mean, the Precision Rifle -- Ruger Precision Rifle really had its roots in a small group of engineers in the Newport factory that really put their heads together, they love precision long-range rifle shooting, and they really kind of built the rifle that they always wanted to have. And so that was as much bottoms-up as anything, much more so than top-down, whereas some of the other projects, like, say, a need for the Mark IV pistols with a quick disconnect takedown system, that was more of a project that we said if we do that, we know -- we got a lot of voice of the customer, we know that was a frustration with a lot of the Mark III users, and so that was more of a structured top-down project versus the bottoms-up like the Precision Rifle.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

No. Good, good. I'll ask one more question and get back in line. I asked in the past, given the kind of the cyclical volatility we're seeing, we're seeing a little bit of normalization and softening. And I think by my -- your numbers in the K, you've gone -- I think you hit a peak in late 2013 of about 615,800 units produced, down to 214,000. So obviously, you're moderating production. Given that scenario, I asked this again, and I'll ask it this quarter, are there opportunities that -- with a little softer production, a little less breakneck for furnace maintenance, cellular line movements, safety stock buildings? And maybe describe some of the things that you might be doing versus anticipating doing from last quarter.

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, one of the first things, Brian, is relooking -- when we go to put in a new product line, as volumes come down, it frees up not only people, but it frees up equipment and floor space. So we'll reconfigure cells based on the amount of equipment that's needed, free up equipment. So we've actually got some pretty exciting new projects in the works that a good percentage of the equipment that's currently in our cell being fine-tuned to get ready to launch came from other lines where we've decreased production. So it's a lot more attention to moving equipment back and forth, even between factories as we move things from Prescott to Newport or Mayodan, as opposed to just another CapEx request to go ahead and bring in additional equipment. So that's one. The other one is, as you said, the maintenance. We did take -- for the first time in a long time, we took a 2-week shutdown in Newport. So during that shutdown period, that does allow our maintenance folks to refit and retool. We also had a shutdown for 1 week in Prescott and Mayodan and allowed them to do the same thing. And that was in the month of July, actually. So that didn't impact Q2, but that was in the first week or so of July.

Operator

Our next question comes from the line of Jonathan Mueller from Invesco.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

Want to see if you could give us a little more color on the distributor inventory levels. I think you said they are not excessive or out of line. But just maybe remind us how you look at that? And why you feel good about the levels they are today?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I mean, one thing is Ruger is a little bit different than some of our major competitors. 100% of the retail commercial sales channel is supplied through our network of 18 independent wholesalers. So whether it's a mom-and-pop store or a big-box store like Cabela's or Bass Pro, it goes through our wholesalers as opposed to -- some of our competitors sell those big chains direct. They also sell through the buying groups that we have in our industry, where they're selling retailers direct. And so a couple of things. One is that inventory is needed to support the entire channel. Our distributors know that Ruger inventory is a safe investment. We don't devalue their inventory. Whenever we had a price adjustment, we make them whole. We don't sell direct to their customers. So when their telemarketers get on the phone and call up a retailer, they don't have to worry that we just sold that customer direct. They know they're competing with the other distributors but not with the Ruger poaching their business. We also don't cut deals, so again, that protects their inventory. So we expect them to hold a sufficient amount of inventory. And normally, we'd like to see them at the 6 to 8 turns per year. We're slightly below that now in the terms of levels of turns based on their inventory, but not excessive. But maybe it's about -- based on end of Q2, it's about 5.5 turns. So again, we expect a lot from our distributors, but in turn, they've come to expect a lot from Ruger. So it's really a 2-way street. So again, that's why I say the inventory level at distributor, you know it's gone up. Our inventory, we like to think of it a little bit different than some of our competitors' inventory.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

But you're actually saying that on a turns basis it's gone down a little bit since last quarter. Is that right?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. It's down to, I'd say, ballpark, about 5.5 and maybe just slightly above that, maybe just around -- I haven't checked the numbers, but maybe around 6 at the end of the quarter.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

And how do you calculate the -- how do you calculate? Is that a trailing 12-month sort of units that you look at to figure out the turn calculation?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

We actually look at their sell-through, not what we're selling into them. We look at their unit -- we talk about estimated units sold from distributors to retailer, if you look at the data in our Q.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

I know you're -- but are you taking like the trailing 12-month sell-through or the last 3 months and annualizing that? How are you (inaudible)?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

That's trailing 12.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

It's trailing 12.

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Trailing 12, yes.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

Okay. And then maybe any color or thoughts on actual -- the retail inventory levels of Ruger inventory? Any visibility or what your distributors are telling you there?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I think one thing I'd say is retailers have been pretty savvy in managing their inventory over the last couple of months. They've -- the good ones had taken advantage of the buying opportunities that are there from both manufacturers and distributors, in some cases. And anecdotally, we think their inventory levels are down from where there were maybe coming out of the election cycle. They've managed that well. They're waiting for buying opportunities. They know -- as they see some of these deals that certain manufacturers are putting out there, they've gotten to the point where rather than invest in inventory, they're going to stay on the sidelines and see how good the deal gets. They also used to -- remember, our retailers also have been through this before. They see the normal seasonality in the summer months. And so again, as I said before, this year in particular, unlike certainly last year, that seasonality kicked in, in large measure, whereas last year we had -- we went through Q2 right into Q3 with some really atypical strength in the marketplace.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

Right. So if we look -- sit here today, you said distributor-level inventories are at 5.5x, at the lower end of the your range. You feel like retailer inventories are in pretty good shape. So I mean, it sounds like a lot of that may be big bulge in inventory that was out in the retail and distribution. Do you feel like that's sort of been worked through here in the first half of the year? Is that a fair comment?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

I think there was a big hangover coming out of the election cycle, for sure, that had to be worked off. But the other thing you're seeing is you got a lot of capacity that was built up over the past couple of years, no doubt about it. So you've got a lot of companies running and trying to maintain production rates. As we noted before, we've taken our production down since Q4 to Q2, about 24% reduction in units produced, and so it's a balancing act. You want to take production down, of course, when you do that, factories are more efficient and more profitable when they're running at high levels. And most of our margin decline was based on that decrease in that volume, where we deleveraged the fixed cost. So I think that's part of this. It's only existing capacity, it's that a lot of competitors are trying to maintain those higher production levels than maybe demand is warranted by.

Operator

(Operator Instructions) Our next question comes from the line of [Chip Saye] from AWH Capital.

Unidentified Analyst

I want to start off. It sounds like you do have a different relationship with the distributors than the other manufacturers. And given that you're not going to probably change your terms, you're going to stay 2% and 30 and then net 40. Will you start to offer rebates and discounts in the second half? And if so, what -- can you talk about the decisions that go -- the thoughts that go into making that decision?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. I mean, we've promoted more and had more series of, what we would call, programs during this year, and a bunch of our programs are oriented on the retailers where it's a -- say, if they buy 5 LC9s get 1 free, netting down our acquisition cost and their ability to sell that. We process that through our distributors and backfill into their inventory. And the decisions -- the way we come about those decisions is we look at each major product line based on our strength in the market, the competitive situation and also our contribution margin for each of those lines to see what makes sense and what doesn't. And sometimes the deals are so rich and the price points are so low that it doesn't make sense to chase it all the way down. So we might sit out on certain categories. In other cases, we got the margin, we got the product strength and we'll go after it very aggressively to make sure we're maintaining our position in the market, and particularly shelf space and flyer space with our big-box partners. So we got -- we do have some plans that aren't announced yet, and I wouldn't want to telegraph those too early, but we do have some promotional plans in place for both Q3 and Q4. The rebates themselves, again, I don't think you'll see Ruger chasing the $150 and $200 rebates and things of that nature. And you certainly won't see us offering 90-day terms or more just to make a quarter or make a month.

Unidentified Analyst

Right. I appreciate that. My second question would be, you've talked a little bit about seasonality. If you look at the background checks for May, and then there they were up-month year-over-year and that's the only up month that we've really had. How much of that do you think is attributed to the Gander Mountain starting their liquidation and Cabela's maybe offering a Memorial Day sale?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Hard to say. I would say the Gander Mountain liquidation certainly had some impact on a regional level. I mean, if you're near a Gander Mountain store, there was a discount, liquidating the firearms inventory, you could find some pretty good deals, and that was disruptive for a short period of time. I think we're through most of that. That could have been part of it to be sure. And again, there's been good solid promotional efforts by lots of the big chains and lots of the independents. The good independents that are aggressive with promotion and advertising will continue to drive business. And we'll up in Waterbury, Vermont at one of our strong retailers this weekend for his promotion. He's got it heavily advertised to his existing customers and some new customers. And I think the smart business people at all levels are still going to -- they are used to this summer downturn, they're used to the slowdown, but they're going to continue to profit versus some of their competitors that are just maybe -- maybe haven't seen a seasonal downturn in the last few years and may be sitting on the sidelines wondering what happened. So I think the smart business people are out there promoting. They're going to drive that business. And again, specifically as it relates to May, I'd have a hard time saying whether that was attributable to the Gander stores or the specific promotions by any of the big-box stores.

Unidentified Analyst

Okay. I appreciate it, too. And I guess, the next thought was, you've been in the business quite a while, and Ruger has had a tremendous success. And I listen to an NSSF call last week, and they were talking about what the new normal will be without -- with the change in the administration. Where do you think the reset is? Do we go back to 2015 and bounce off that in terms NICS background checks and sales? Or is it potentially going back further?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

I mean, as you know, we don't really give forward-looking guidance. But -- so it's very hard to predict. I mean if I had that -- candidly, if I knew what that new normal was and was confident enough to just sit on that, I couldn't disclose it. But honestly, I don't know where that new normal is going to shake out at. We see some good long-term trends that we haven't seen maybe in the past. I mean, I've been in this business for almost 30 years. And we look back on the last 25 year-over-year changes, and 1 year versus the prior year, and 15 of those were year-over-year increases, 10 of those were year-over-year decreases. Well, if you go back to the last -- one of the last significant events way back in history, the 1994 assault weapons bill, and you look at what happened in '94 and '95, that was a different marketplace that we had. We didn't have the same level of new shooters. We didn't have the same level of diversity in our customer base. We have now a lot more woman shooters. And so -- and we also have concealed carry, one way or the other, in all 50 states. That was a totally different phenomena that we had back in that '94 transition to '95 and '96. So I'm much more optimistic given our customer base. I think it's a question now of, yes, 2016 was maybe a little supercharged due to some political events going on and the election. But by and large, we're not hearing anything negative from our customer base. We're just seeing them maybe take a little bit of a breather. And good news is we have plentiful ammunition. We're back in good supplies of .22 Long Rifle, 556, 9 millimeter, a lot of really solid planking and range rounds are in good supply. And we just have to encourage our customer base to get back out to the range, blowing up some ammo, enjoy the sport and get back into the store and remember how much fun it is to start buying a few more guns for fun, not just because you think they might be banned in the future.

Unidentified Analyst

I appreciate that, too. Last question, this is mostly housekeeping. Of the roughly $25 million in CapEx for the second half, what will that be spent on?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. I mean, that's one of those things that -- that cash has largely been spent. I mentioned a couple of new product initiatives that are in the works. That will be -- that will come over to the CapEx side once we put those machines into service. So it'll be more of a putting them into service and beginning depreciation than it would be actual expenditures of cash. And it would be primarily on new products, not things like maintenance and sustainment.

Operator

Our next question comes from the line of [Gavin Ritchie] from [RRC Capital Management].

Unidentified Analyst

So it seems like the strategy has been more to try to hold pricing. Have you guys looked at what your margin profile would have been had you just matched competitors and been able to hold volumes higher, more in line with NICS? Is that something you guys look at? Or you don't even bother with the math?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. We look at that math very closely. When we're putting together, say, a draft promotion, if we're going to promote 10/22s, we focus on contribution margin, not just gross margin. We look at where we could be, where we need to be, and we absolutely drill down in that math. And again, sometimes we'll go at it very aggressively. One of the things -- if you look at the beginning of Q2, we did very well at the end of Q1 and the beginning of Q2 with the AR-556 program, where based on the promotion we had there, we netted the price down from the kind of the average street price from $599 down to $499, and that had a very measurable impact at retail. In fact, the federal excise tax data that we just received on Tuesday this week showed that we likely gained some market share in Q1 in both long guns and hand guns, and part of that was due to those promotional efforts. But they were measured promotional efforts, and we didn't do anything to hurt ourselves down the road with the extended terms and atypical discounting.

Unidentified Analyst

So do you think you would have had -- so short-term this quarter, would you had higher margins had you just matched? Or do you think the drop in the contribution from discounting and/or increased promotion through the channel would have driven margins lower than you reported?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Hard to say. I mean, I know that if we had -- I mean, we certainly could have increased sales if I wanted to give 90-day payment terms in June to make the quarter a little stronger. We could certainly do that. But those chickens come home to roost at the end of the 90 days, and it's tough to sustain that model. So again, we pay a lot of attention to contribution margin. So when we look at our sales promotion, we'll look at things like if it were a retail promotion, like rebates, it would involve things like what's the breakage or slippage on a redemption rate and what's -- i.e., the likelihood of it being fulfilled, as well as contribution margin. We need to figure out our total cost and what the margin impact is. But we also look at the impact on future quarters. How much are we leveraging and bringing into the future just for that short-term gain and maybe even stuffing the channel. And especially if it's something -- if those unnatural acts do things to devalue the inventory at the distributor level, we try to avoid those at all costs.

Operator

Our next question is a follow-up from the line of Brian Rafn from Morgan Dempsey.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

In this a bit of a weaker and also seasonal with summer, how -- going forward, how important are the wholesale dealer specials, where you're designing specific guns with maybe a grip or maybe a specific model iteration for that one wholesale dealer? How important is that in kind of supporting that 2-step process?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Brian, that's a very good question. As you know, we do a lot of what we call special makeups or distributor exclusives. And those, like you said, may be real simple changes like grips, color, maybe it's a camo pattern. Those are very important to our distributors to give them something a little bit different when their telemarketers are making a call out to a retailer to tell him I have something exciting, different than the standard model or standard SKU. Also gives them a chance to maybe hang onto to a little -- a few extra margin points at their level, both at the distributor and retail. And it provides a reason for us to talk directly to the consumer, get them off the couch and into the retailer store. And we have some really good distributor partners that are very active in that process. The other thing it does, it, of course, adds -- keeps our production lines moving, and I'd like to think that that's one of our real strengths, is those special makeups and distributor exclusives, because that is a big part of how we try to work with our distributors and retailers on that. We've actually got some things that we work with larger retailers that were exclusive to them and that's proven to be very successful as well.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Okay. And then back up at Newport, just -- I asked the question as maintenance. You've got the main integrated furnace. You're running, I think, 2 mini foundries, #1 and #2, and at one point Mike was talking about shifting to the mini foundries versus the integrated. Any change on that given this kind of juncture?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, that's still a directional proceeding, Brian. Yes, we were just up in Newport. We had a fantastic presentation from the folks at Pine Tree Casting, updating us on the progress. There's a lot of challenges because they've got some real cutting-edge processes and really new technologies they're incorporating in those rollover furnaces, the mini furnaces, as you call them. And I think the long-term plan is still to migrate to those. We would likely retain the legacy furnace just for the rework, or the re-melting of some of the runners and things like that, that we want to put in the process.

So we would -- at current production levels, the 2 rollover mini furnaces are probably what we need. And we're working through that now, and that's still our long-term plan is to have virtually all of our cast components go through those new rollover furnaces.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Yes. Is there any plan to maybe have a satellite furnace either at Mayodan or Prescott?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Possibly. That might be more likely for the MIM products. As you know, we have a small -- we have a MIM company, Ruger Precision Metals, just outside of St. Louis. They've been doing a great job for us not only from a cost standpoint, but also in really rapid prototyping key components we need for our new products. And that's a smaller footprint, and that might be something easier to export out to the divisions. But right now, we don't have any plans for it, but that's something we look at.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

I got you. Any -- would you say over the next few years that you're going to see more rapid prototyping for MIM, more vertical kind of parts manufacture? Or is it steady state?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

No. I mean, the rapid prototyping has been a key part of new product development, I mean, both in MIM and actually from the casting process. We got a 3D wax printer. I mean a lot of people talk about 3D parts. We have a wax 3D printer that we use to prototype parts from Pine Tree. So we can go very quickly to prototype metal parts in either MIM or cast, and that's really helped with a couple of key projects that are under development now. That's really helped short circuit some of the long lead times that we would have been facing if we were using outside vendors.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Let me ask. Now that you have a little more -- you're not, again, breakneck production. Does the life cycle between engineering concept, prototyping, actually getting to production -- at one point, I'm thinking conversations back in the '90s with Bill Ruger, it was a 4-year design to get a new product out. And you guys, I think Mike has said you're maybe a couple of years out. Is there a potential over the next few years, 5 years maybe, to continue to compress that kind of life cycle between engineering concepts and actually having inventory production? Or as Mike says, it depends on the product and it's all over the map?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, certainly some products are going to be longer than others. But as you probably heard, Tom Sullivan recently inherited all the operational responsibility and new product development within the company. And one of the things that Tom and I are moving forward on is a single Ruger business system, incorporating best practices throughout the company in all divisions. And one of the things I think you'll see is a much greater sharing of knowledge and sharing of engineering resources between divisions. For example, as we opened up Mayodan, some of our best engineers came from Prescott and Newport facilities. But they also -- they have some great experience with some of the products they used to work on. So for example, if we got a great revolver engineer in either Arizona or North Carolina, we're going to find a way to leverage that with technology to share that and be part of design teams in Newport. So I think that's one thing you'll see more from us is being able to leverage our engineering talent across company divisions and hopefully increase that time-to-market pace.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Let me ask. It's a good point, Chris. Is the engineering teams, are those guys physicality-wise in the same location or do you have teams that remote engineer?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

We have some that are remote engineering. We have some that -- out of the small office we have in Enfield, Connecticut. We have some that are across division. We're working on an exciting project down in Mayodan right now that has engineers from both Newport and Prescott involved. And so that -- you'll see more and more of that from us. We'd like to have them together on -- near the factory floor where the action is done. But if we got an engineer that's got the right skill set to be on a team and he resides at one of the other factories, we'll use technology and get him on that team and maybe come up for once a month to be physically there, but to take advantage of that skill set, just that he resides at another division.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Yes, okay. You mentioned in your Q the marketing -- I'm going to guess some marketing consultant, Symbolic. What do they help you with?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Symbolic actually is our -- Symbolic has been with us almost 13 years. They were our outside agency initially for all the web development, and then become our outside marketing agency. And that's -- really, they were such an integral part of Ruger that rather than continue with the traditional agency relationship, we -- that's where Rob Werkmeister, who we recently named as Vice President of Marketing, Rob had been president of that agency. We hired Rob and several members of his staff to come in-house and be our in-house marketing department, and that's really what it is. Same people, same names, but going from an outside agency relationship to an employee relationship.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Okay, all right. And then on the inflation side, cost of materials, have you seen anything, stainless steels, woods, you guys do like walnut, maple, birch beech, oil lubricants, resins, wax, ceramics, anything, price hikes, inflation, any kind of patterns that you're seeing?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Not really. We just reviewed this the other day up in our meetings up in New Hampshire, and we're not really seeing anything from the raw materials side. We are constantly looking on the -- I'll say some of the components side. As you see softness in the marketplace, for example, the AR category, our folks are constantly looking at reevaluating their make-buy strategy to make sure it still makes sense to produce something in-house. If you got a supplier who's maybe seeing his volume and his order support cut from other vendor -- excuse me, from other manufacturers, we challenge ourselves to make sure it's really more cost effective to make it rather than buy that from an outside source.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Yes. Let me ask you. Is there anything -- like you did with MIM, is there any ability for you guys to vertically integrate in that -- production, I think, softened a little bit -- where you might strategically look at making an acquisition, not in another gun company, but in somebody that makes parts?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Possibly. I mean, we make -- as you know, we're pretty vertically integrated now with our GFM process making barrels. We machine from billet aluminum, we got the casting facility, the MIM facility. We got our own wood shop. So we're vertically integrated now. We are -- we have gone back and brought in-house a couple of parts that we were having made on the outside, just from the standpoint of, as we freed up machines, where maybe we're paying a little bit more to have it done on the outside, we can do it more cost effectively on the inside now. So we are relooking at and potentially in-sourcing some of those components, but I don't really see us buying any additional capacity or capabilities on the -- to further vertically integrate.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Yes. Let me ask you, too, from the standpoint of casting. Any -- at one point, you did Callaway golf club heads, and I think you did impellers and there were Stiletto hammers and some real different things that used your investment casting. Are there any efforts? Or is really the focus in staying more on the traditional gun side instead of trying to diversify the casting?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

We've got some still outside casting business, but not a lot. It's important to us. But the main reason is, obviously, we support the gun division. On the metal injection molding side, we do have some very solid outside customers that we work very well with. So it's probably little bit more on the outside on the MIM front than it is on the investment casting front. I think that's probably likely to stay that way. We want to keep those in-house. We want to keep those customers and keep them happy, and we want to go out and maybe get some of that additional business when it makes sense. But we've been through some ups and downs, particularly on the casting side, where we've had to fire some of those customers that we brought in on the investment casting as the firearms business ramped back up. So we're mindful of the past patterns, and we'll probably focus primarily on supporting the gun divisions.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Yes, okay. That makes sense. And then anything on -- from the standpoint of -- we've asked on the mergers and acquisitions side. I don't see you guys going out and buying a gun company or anything. But is there a market to use kind of ancillary things? I'm looking at -- you got a whole industry of Magpul and CCH and Weaver and Leupold, and whether it would be laser sights or grips or stocks. Is that of interest to you, like especially on your SR and AR platforms? I mean, you could double the MSRP of the gun by just tricking it out with all kinds of spec-ops stuff. so I'm just wondering if there's an interest for you guys to look at some of that accessories business?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I mean, we do look at that, Brian. Our approach to M&A really hasn't changed. We're constantly keeping our eyes open and continue to try to be opportunistic. If a company is a good fit and becomes available, we look forward trying to evaluate it and do -- conduct due diligence, which we've done several times over recent years. But we want to make sure it's a good fit and not just we're buying it because we're a banker and we have a strong cash position. We want to make sure that it's a good fit and we can add value to it, not only a quick hit, but down the road. So, so far, we haven't found that, that perfect match for Ruger. But it may happen. It did with the MIM house, RPM, Ruger Precision Metals out in East St. Louis, but we'll continue to keep our eyes open on that. You're right on the accessorization. There's a lot of cool things we can add on to an AR or Precision Rifle. But again, we want to make sure that we don't overpay for those opportunities.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Yes, okay. And let me just as a close, on the Mark IV, I think you talked about 1,000 units per day that you could retrofit. What is -- on the $2.5 million, what is the unit volume universe that you're looking at?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

It's approximately -- I'd say, Brian, it's approximately 80,000 units, potentially. And then it's -- again, that's -- and we do -- it's a very -- it's 2 small, inexpensive parts that we need to change out. It's a quick fix. It's just it -- we got a little bit behind in the early stage of the recall, servicing our customers, but we're working very hard to catch up and take care of them. And they've been very good...

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

You guys are proactive on that and seeing that from an engineering standpoint, not waiting it to fail in the market and actually doing that proactively. So hats off to you, guys.

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you.

Operator

Thank you. This does conclude the question-and-answer session of today's program. I'd like to hand the program back to Chris Killoy for any further remarks.

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you. In closing, I'd like to thank you for your continued interest in Ruger. I'm excited about our future. I've been in the firearms industry now for close to 30 years. I know firsthand how volatile it can be. Despite the seasonality and short-term fluctuations in the market, we'll continue to run our company with the goal of maximizing long-term shareholder value. We remain committed to our strategy of focusing on developing exciting new products and driving continuous improvement in all facets of our operation. I'd also like to thank our loyal customers and our 2,000 dedicated employees who design and manufacture the rugged and reliable firearms every day in our American factories. And like I said before, especially in this market, I like our chances better than our competition, and I wouldn't want to be any place else other than Sturm, Ruger & Company.

Operator

Thank you, ladies and gentlemen, for your participation in today's conference. This does conclude the program. You may now disconnect. Good day.

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